EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT
TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 23, 2005 (this “Amendment”), is by and among HAMILTON BEACH/PROCTOR-SILEX, INC., a Delaware corporation (the “Company”), its U.S. and Canadian Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto (the “Subsidiary Borrowers”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or individually referred to as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders (the “Administrative Agent” or the “Agent”), ABN AMRO BANK N.V., CANADA BRANCH, as Canadian Agent (the “Canadian Agent”), KEY BANK, NATIONAL ASSOCIATION, as Syndication Agent, FLEET CAPITAL CORPORATION, as Documentation Agent, NATIONAL CITY BUSINESS CREDIT, INC., as Documentation Agent, and CONGRESS FINANCIAL CORPORATION (CANADA) (“Congress”), as successor Canadian Agent.

W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement dated as of December 17, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders and the Administrative Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrowers;

     WHEREAS, the Borrowers have requested that the Credit Agreement be amended as described herein;

     WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement and to grant such waivers, subject to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

     “Second Amendment Effective Date” is defined in Subpart 3.1.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).

PART II
AMENDMENTS TO CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Part II.

     SUBPART 2.1. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (A) The definition of “Applicable BA Discount Rate” is hereby deleted in its entirety and replaced with the following:

     “Applicable BA Discount Rate” means, with respect to any Canadian Lender that is a Schedule I Bank, as applicable to a Bankers’ Acceptance being purchased by such Lender on any day, and with respect to Congress, as applicable to a BA Equivalent Loan being made by Congress on any day, the percentage discount rate per annum for a Canadian Dollar bankers’ acceptance for the term and face amount comparable to the term and face amount of such Bankers’ Acceptance that appears on the Reuters Screen CDOR Page as of 10:00 a.m., Toronto, Ontario time, on the date of determination as reported by the Canadian Agent; provided, however, that (a) if the Canadian Lender is not a Schedule I Bank or Congress or (b) if on such day no rate appears on the Reuters Screen CDOR Page as contemplated, the rate for such day shall be the average (as calculated by the Canadian Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Agent by each of the five largest Schedule I Banks (each a “Schedule I Reference Bank”) as the percentage discount rate at which such Schedule I Reference Bank would, in accordance with its normal practices, at or about 10:00 a.m., Toronto, Ontario time, on such day, be prepared to purchase bankers’ acceptances accepted by such Schedule I Reference Bank having a term and a face amount comparable to the term and face amount of such Bankers’ Acceptance.

     (B) The table set forth in the definition of “Applicable Percentage” is hereby deleted in its entirety and replaced with the following:

		Applicable Percentage	Applicable
		for Eurodollar Loans,	Percentage for	Applicable
Tier		Bankers’ Acceptances	Base Rate	Percentage for
Levels	Leverage Ratio	and Letter of Credit Fees	Loan	Unused Fees
1	≥ 2.50 to 1.00	2.00%	0.50%	0.35%
2	≥ 2.00 to 1.00, but < 2.50 to 1.00	1.75%	0.25%	0.30%
3	≥ 1.50 to 1.00, but < 2.00 to 1.00	1.50%	0.00%	0.25%
4	≥ 1.25 to 1.00, but < 1.50 to 1.00	1.25%	0.00%	0.20%
5	< 1.25 to 1.00,	1.00%	0.00%	0.20%

     Notwithstanding anything to the contrary set forth in the Credit Agreement, Tier Level 4 shall be effective from the Second Amendment Effective Date until the next succeeding Calculation Date.

     (C) The definition of “Canadian Account” is hereby deleted in its entirety and replaced with the following:

     “Canadian Account” means Account No. 3012-102-082-5, established and maintained in the name of the Canadian Borrower at Royal Bank of Canada in Toronto, Ontario, Transit No. 03012, Bank No. 003, or such other account as the Canadian Agent may establish from time to time with the prior written consent of the Administrative Agent.

     (D) The definition of “Canadian Prime Rate” is hereby deleted in its entirety and replaced with the following:

     “Canadian Prime Rate” means, at any time, the greater of (i) the rate of interest equal to the sum of (A) the fluctuating rate of interest per annum publicly announced by the Canadian Reference Bank as its “prime rate” in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (B) one-half percent (0.50%) per annum, and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate at such time and (B) one and one-fourth percent (1.25%) per annum.

     (E) The following definition is hereby added to Section 1.1 of the Audit Agreement in file appropriate alphabetical order:

     “Canadian Reference Bank” means Bank of Montreal or such other Schedule I Bank as may be designated by the Canadian Agent from time to time.

     (F) The definition of “Cash Management Products” is hereby deleted in its entirety and replaced with the following:

     “Cash Management Products” means any one or more of the following types of services or facilities extended to the Borrowers by any Lender, any Affiliate of a Lender in reliance on such Lender’s agreement to indemnify such Affiliate or any Schedule I Bank in reliance on the Canadian Agent’s agreement to indemnify such Schedule I Bank: (i) Automated Clearing House (ACH) transactions; (ii) cash management, including controlled disbursement services; and (iii) establishing and maintaining deposit accounts.

     (G) The definition of “Eligible Trademarks Amount” is hereby deleted in its entirety and replaced with the following:

     “Eligible Trademarks Amount” means the most recent appraised value of the Eligible Trademarks reviewed and accepted by the Administrative Agent, provided that in no event shall the Eligible Trademarks Amount equal more than (a) $15,000,000 for the period from the Closing Date through January 31, 2004, (b) $10,000,000 for the period from February 1, 2004 through January 31, 2005 or (c) $5,000,000 for the period from February 1, 2005 through the Maturity Date.

     (H) The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

     “Maturity Date” means July 31, 2009.

     (I) The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

     “Second Amendment Effective Date” means June 23, 2005.

     (J) The address of the Canadian Agent in Schedule 1.1A is hereby deleted in its entirety and replaced with the following:

Congress Financial Corporation (Canada)
141 Adelaide Street West
Suite 1500
Toronto, Ontario
M5H 3L5

     SUBPART 2.1. Amendment to Section 3.2. Section 3.2(a) of the Credit Agreement is hereby amended by inserting the parenthetical phrase “(or in the name of the Canadian Borrower so long as such Canadian Account is subject to a Blocked Account Agreement)” after the phrase “in its own name” and before the phrase “, naming the Administrative Agent” where such phrases appear in the first sentence thereof.

PART III
CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. Second Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Subpart 3.1 shall have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Required Lenders.

     SUBPART 3.1.2. Amendment Fee. The Borrower shall have paid or caused to be paid an amendment fee to the Administrative Agent in connection with this Amendment for the account of each Lender that shall have returned executed signature pages to this Amendment no later than noon on June 23, 2005, as directed by the Administrative Agent, in an aggregate amount equal to $143,750 to be shared by such Lenders on a pro rata basis according to each such Lender’s aggregate Commitment as of the date hereof.

     SUBPART 3.1.3. Other Fees. The Borrowers shall have paid such other fees and expenses owed by them to the Lenders and the Administrative Agent to the extent invoiced prior to the Second Amendment Effective Date.

     SUBPART 3.1.4. Resolutions. The Administrative Agent shall have received certified copies of resolutions of the board of directors of each of the Borrowers and consents from any applicable third party approving this Amendment and authorizing the execution and delivery hereof.

     SUBPART 3.1.5. Budget. The Administrative Agent shall have received and reviewed the Company’s budget for its fiscal year 2005 on a monthly basis and for fiscal years 2006, 2007, 2008 and 2009 on an annual basis including a forecasted balance sheet, income statement, statement of cash flow, borrowing base, excess availability, capital expenditure and covenant compliance, each of which shall be satisfactory to the Agent in its sole discretion.

     SUBPART 3.1.6 Blocked Account Agreement. The Administrative Agent shall have received an executed copy of the Blocked Account Agreement to which the Canadian Account is subject, which shall be satisfactory to the Agent in its sole discretion.

     SUBPART 3.1.7 Other Documents. The Administrative Agent shall have received such other documentation and legal opinions as the Administrative Agent may reasonably request in connection with the foregoing, all in form reasonably satisfactory to the Administrative Agent.

PART IV
REPRESENTATIONS AND WARRANTIES

     SUBPART 4.1. Each Borrower hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which by their terms expressly relate to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default has occurred and is continuing on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment, and (iv) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

PART V
MISCELLANEOUS

     SUBPART 5.1. Consent and Appointment of Canadian Agent. In accordance with Section 13.9 of the Credit Agreement, by execution of this Amendment (w) each of the Company, the Subsidiary Borrowers, the Agent and the Lenders party hereto accepts and acknowledges the resignation of ABN AMRO Bank N.V., Canada Branch, as Canadian Agent, (x) each of the Lenders hereby appoints Congress as successor Canadian Agent and the Company and the Subsidiary Borrowers hereby consent to such appointment, and (y) Congress accepts such appointment to be Canadian Agent. Accordingly, upon the Second Amendment Effective Date, all references in the Credit Agreement and each other Credit Document to “Canadian Agent” and “ABN AMRO Bank N.V., Canada Branch” shall be deemed to be references to Congress.

     SUBPART 5.2. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

     SUBPART 5.3. Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SUBPART 5.4. References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     SUBPART 5.5. Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

     SUBPART 5.6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy shall be as effective as an original executed counterpart hereof and shall constitute a representation that an original executed counterpart will be delivered.

     SUBPART 5.7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SUBPART 5.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	HAMILTON BEACH/PROCTOR-SILEX, INC.,

By:

Name: James H. Taylor Title: Vice President — Finance and Treasurer
U.S. SUBSIDIARY BORROWERS: NONE. CANADIAN BORROWER: PROCTOR-SILEX CANADA INC.

By:
Name:	James H. Taylor
Title:	Treasurer

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and as a Lender

By:

Name:

Title:

ABN AMRO BANK N.V., CANADA BRANCH, in its capacity as Canadian Agent

By:

Name:

Title:

KEY BANK, NATIONAL ASSOCIATION, in its capacity as Syndication Agent and as a Lender

By:

Name:

Title:

FLEET CAPITAL CORPORATION, in its capacity as Documentation Agent and as a Lender

By:

Name:

Title:

NATIONAL CITY BUSINESS CREDIT, INC., in its capacity as Documentation Agent and as a Lender

By:

Name:

Title:

CONGRESS FINANCIAL CORPORATION (CANADA), as successor Canadian Agent

By:

Name:

Title:

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